Exhibit 99.1
News Release
Pentair Issues Revised First Quarter Guidance;
Earnings Call Scheduled on April 21

MANCHESTER, United Kingdom — April 7, 2015 — Pentair plc (NYSE: PNR) today provided an update to its earnings guidance for its first quarter ending March 28, 2015.
For the first quarter, the company now expects revenue of $1.48 billion or approximately $120 million lower than it previously expected. The company’s revenue expectations have been negatively impacted by the stronger dollar, slower than expected oil and gas industry shipments and orders, broad-based slowing of global capital spending, and customer inventory de-stocking. As a result of the lower revenue expectations, the company now expects first quarter earnings per diluted share from continuing operations (EPS) will be approximately $0.65. The company previously expected first quarter EPS would be in the range of $0.75 - $0.77.
"The year has started even slower than we anticipated,” said Randall J. Hogan, Chairman and Chief Executive Officer. “In response to this slower start and the sluggish economic climate we continue to experience, we will be taking necessary cost actions in the second quarter to best position the company for 2015 and beyond. We are taking these actions as we expect continued economic uncertainty and currency volatility for the foreseeable future.”
The company will provide further information on final first quarter results and its full year 2015 financial outlook on its earnings call scheduled for April 21, 2015.
CONFERENCE CALL
Pentair will release its first quarter results before the opening of the New York Stock Exchange on Tuesday, April 21, 2015. The company will also hold a conference call with investors at 9:00 a.m. Eastern Daylight Time (EDT) that day.
The call can be accessed via webcast through the “Investors” section of Pentair’s website or by dialing 800-706-6748 or 973-638-3449 along with conference number 22709435. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on May 29, 2015 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully complete the disposition of our Water Transport business on anticipated terms and timetable; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, complete and integrate acquisitions; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in our 2014 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

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ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With 2014 revenues of $7.0 billion, Pentair employs approximately 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com